UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously announced, on December 23, 2013, YRC Worldwide Inc. (the “Company”) announced that it had executed stock purchase agreements with certain investors (the “Investors”) pursuant to which it has agreed to sell (the “Sales”), in the aggregate, a combination of shares of Common Stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s new Class A Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”), for an aggregate purchase price of $250.0 million in cash. The Company intends to use the proceeds therefrom to repay indebtedness. In addition, certain existing holders of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) have agreed to exchange or convert their Series B Notes in an aggregate principal amount of $50.6 million for an aggregate of approximately 3.3 million shares of Common Stock (the “Series B Note Exchanges” and, together with the Sales, the “Transactions”).

In anticipation of the Transactions, YRC Worldwide Inc. (the “Company”) entered into a series of confidentiality agreements (the “Confidentiality Agreements”) with the Investors and other unrelated third parties (collectively, the “Restricted Parties”) in connection with the Transactions. Under the Confidentiality Agreements, on and after December 10, 2013, the Company engaged the Restricted Parties in discussions regarding the Company’s capital structure, and provided them with certain confidential information concerning the Company.

The Company agreed under the Confidentiality Agreements to disclose publicly certain information disclosed to the Restricted Parties under the Confidentiality Agreements after a specified period of time if certain conditions were met. Specifically, under the Confidentiality Agreements, the Company is obligated to make public a document (this “Cleansing Document”) containing information related to the Transactions that constitutes material non-public information. This Current Report on Form 8-K constitutes a Cleansing Document that satisfies the Company’s disclosure obligations under the Confidentiality Agreements.

Between December 10 and 20, 2013, the Company’s management met with the Restricted Parties to discuss the Transactions, and the Restricted Parties were provided with presentation materials that included the attached slides (the “Presentation”). Portions of the Presentation containing material information not previously disclosed publicly (or derivable from public information) are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition to the Presentation, the Company also provided the Restricted Parties with a summary of the cost savings projected to result from the Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway and the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (the “IBT Agreement”). The Company projects that average annual cost savings, if the IBT Agreement were to be ratified and fully implemented, would total approximately $100.0 million, and would consist of the following categories: (i) monetary savings of approximately $60.0 million, the principal components of which include savings from foregone 2014/2015 wage rate increases, a reduction in the rate at which vacation time accrues, changes in health and welfare benefit rates and a reduction in vacation time for certain employees; (ii) reduced absenteeism related savings of approximately $25.0 million, the principal components of which include savings from the introduction of progressive disciplinary procedures for absenteeism and allowing employees the option during busy months to work while also receiving one week of vacation pay; and (iii) savings from cost efficiencies resulting from greater operational flexibility of approximately $15.0 million.

The information under this Item 7.01 and the Presentation attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward-Looking Statements

The information under this Item 7.01 and the Presentation contains forward-looking statements about the Company’s future performance, which are based on management’s assumptions and beliefs in light of the information currently available to it. Forward-looking statements relate to future events or future performance of the Company and include statements about the Company’s expectations or forecasts for future periods and events. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company disclaims any obligation to update those statements, except as applicable law may require it to do so, and cautions you not to rely unduly on them. The Company has based those forward-looking statements on its current expectations and assumptions about future events, which may prove to be inaccurate. While the Company’s management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s reports on Forms 10-K and 10-Q and the Company’s Current Report on Form 8-K filed on December 9, 2013.

Non-GAAP Financial Measures

The information under this Item 7.01 and the Presentation includes certain non-GAAP financial measures, including Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that this presentation of these measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included in other reports the Company files with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Presentation to Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: January 10, 2014